UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

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☐	Soliciting Material Pursuant to § 240.14a-12

INSULET CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	March 30, 2012

You are cordially invited to attend the Annual Meeting of Stockholders of Insulet Corporation (the “Company”) to be held at 8:30 a.m., local time, on Wednesday, May 2, 2012, at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109.

At this Annual Meeting, the agenda includes (i) the election of two Class II directors, each to serve for a three-year term, (ii) the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, (iii) the approval of an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan and (iv) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees, FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, FOR the approval of an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP.

Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

Your vote is important. If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on May 1, 2012. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

DUANE DESISTO

President and Chief Executive Officer

INSULET CORPORATION

9 Oak Park Drive

Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 2, 2012

To the Stockholders of Insulet Corporation:

The Annual Meeting of Stockholders of Insulet Corporation, a Delaware corporation (the “Company”), will be held at 8:30 a.m., local time, on Wednesday, May 2, 2012, at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, for the following purposes:

1. to elect two Class II directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

2. to approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in the accompanying Proxy Statement;

3. to approve an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 3,775,000 shares;

4. to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5. to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposal 1 relates solely to the election of two Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

Only stockholders of record at the close of business on March 16, 2012 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

This Proxy Statement is being made available to stockholders on or about April 2, 2012.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on May 1, 2012. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

By Order of the Board of Directors,

R. ANTHONY DIEHL

General Counsel and Secretary

Bedford, Massachusetts

March 30, 2012

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

INSULET CORPORATION

9 Oak Park Drive

Bedford, Massachusetts 01730

PROXY STATEMENT

For the 2012 Annual Meeting of Stockholders

to be held on May 2, 2012 at 8:30 a.m.

at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109

March 30, 2012

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Insulet Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at 8:30 a.m., local time, on Wednesday, May 2, 2012 at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, or at any adjournments or postponements thereof (the “Annual Meeting”). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2011, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The Annual Report, however, is not a part of the proxy solicitation material.

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be Held on May 2, 2012

This Proxy Statement is being made available to stockholders on or about April 2, 2012. This Proxy Statement and the Annual Report to Stockholders are available at http://investor.insulet.com/annualmeeting.cfm.

As more fully described in this Proxy Statement, the purposes of the Annual Meeting are to:

(i) elect two Class II directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

(ii) approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in this Proxy Statement;

(iii) approve an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 3,775,000 shares;

(iv) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(v) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposal 1 relates solely to the election of two Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

Record Date and Voting Rights

Only stockholders of record at the close of business on March 16, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. As of that date, 47,705,439 shares of common stock, par value $0.001 per share, of the Company were issued and outstanding, and there were 25 stockholders of record. The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on May 1, 2012. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy being revoked, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

The representation in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Brokers do not have discretionary authority to vote on (i) the election of directors, (ii) the vote to approve, on a non-binding, advisory basis, the compensation of certain executive officers, or (iii) the approval of an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Vote Required

For Proposal 1, the election of two Class II directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. However, in accordance with the Company’s majority voting policy (as described below), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the lead director and such resignation will be considered by the Nominating and Corporate Governance Committee and the Board of Directors. For Proposal 2, the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 3, the approval of an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. For Proposal 4, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs upon request. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

Voting of Proxies

The persons named as attorneys-in-fact in the proxies, Duane DeSisto and R. Anthony Diehl, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted (i) FOR the election of the director nominees, (ii) FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, as more fully described in this Proxy Statement, (iii) FOR the approval of an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 3,775,000 shares, and (iv) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Other Business

Aside from (i) the election of directors, (ii) approval, on a non-binding, advisory basis, of the compensation of certain executive officers, (iii) approval of an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan, and (iv) ratification of the appointment of Ernst & Young LLP, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight members. The Company’s certificate of incorporation divides the Board of Directors into three classes. Each class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Charles Liamos and Daniel Levangie and recommends that each be elected to the Board of Directors as a Class II director, to hold office until the Annual Meeting of Stockholders to be held in the year 2015 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Liamos and Mr. Levangie are currently Class II directors whose terms expire at this Annual Meeting. Ross Jaffe, M.D., who currently serves as a Class II director, is expected to retire as a director as of the Annual Meeting, and therefore was not nominated by the Board of Directors to serve an additional term.

The Board of Directors is also composed of: (i) two Class III directors (Duane DeSisto and Steven Sobieski), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2013; and (ii) three Class I directors (Sally Crawford, Regina Sommer and Joseph Zakrzewski), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2014.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Vote Required For Approval

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. However, in accordance with our majority voting policy (as described below), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the lead director and such resignation will be considered by the Nominating and Corporate Governance Committee and the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth certain information concerning the nominees to be elected at the Annual Meeting and our continuing directors based on information provided to the Company by each nominee and director.

Director Since
Class II nominees for election at the 2012 Annual Meeting — nominated to serve a term that expires in 2015
Charles Liamos	2005
Daniel Levangie	2011
Class III continuing directors — term expires in 2013
Duane DeSisto	2003
Steven Sobieski	2006
Class I continuing directors — term expires in 2014
Sally Crawford	2008
Regina Sommer	2008
Joseph Zakrzewski	2008

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information as of March 16, 2012 concerning our directors and executive officers. The biographies of each of the director nominees and continuing directors below contain information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director for the Company.

Name	Age	Position
Duane DeSisto	57	President, Chief Executive Officer and Director
Brian Roberts	41	Chief Financial Officer
Charles Liamos	52	Chief Operating Officer and Director
Peter Devlin	44	Chief Commercial Officer
R. Anthony Diehl	43	General Counsel and Secretary
Ruthann DePietro	52	Vice President of Quality and Regulatory Affairs
Sally Crawford(1)(2)(3)	58	Director
Daniel Levangie	61	Director
Steven Sobieski(1)	55	Director
Regina Sommer(1)(3)	54	Director
Joseph Zakrzewski(2)	49	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Duane DeSisto.    Mr. DeSisto has served as our President, Chief Executive Officer and a director since 2003. From 2002 to 2003, he served as our President, Chief Financial Officer and acting Chief Executive Officer. From 2001 to 2002, he served as our Chief Financial Officer and Treasurer. From 1999 to 2001, Mr. DeSisto served in various positions at PaperExchange.com, Inc., a business solutions provider for the pulp and paper industry, including as president, chief executive officer and chief financial officer. From 1995 to 1999, Mr. DeSisto served as the chief financial officer of FGX International Holdings Limited (formerly AAI-Foster Grant, Inc.), an accessories wholesaler, where he had overall responsibility for the accounting, information technology and human resource departments. From 1986 to 1995, Mr. DeSisto served as the chief financial officer of ZOLL Medical Corporation, a medical device company specializing in noninvasive resuscitation devices and related software solutions. Mr. DeSisto earned a Bachelor of Science from Providence College and a Master of Business Administration from Bryant College. As our President and Chief Executive Officer, Mr. DeSisto provides critical contributions to the Board of Directors through his detailed knowledge of our company, employees, products, customers, prospects and the strategic marketplace.

Brian Roberts.    Mr. Roberts has served as our Chief Financial Officer since March 2009. From 2007 to March 2009, Mr. Roberts served as the chief financial officer of Jingle Networks, Inc., the operator of the leading ad-supported directory assistance service. From 2005 to 2007, Mr. Roberts served as the chief financial officer of Digitas Inc., a leading digital marketing and media services firm. Mr. Roberts also served as senior vice president, chief accounting officer and corporate controller of Digitas from 2001 to 2005. Prior to 2001, Mr. Roberts held senior finance positions at Idiom Technologies, Inc., the Monitor Group and Ernst & Young LLP. Mr. Roberts earned a Bachelor of Science in accounting and finance from Boston College and is a Certified Public Accountant.

Charles Liamos.    Mr. Liamos has served as our Chief Operating Officer since January 2011 and has served on our Board of Directors since 2005. Mr. Liamos has been associated with MedVenture Associates since 2006, first as the executive-in-residence and then as a partner in MedVenture Associates Management V Co., LLC, which is the general partner of MedVenture Associates V, L.P. and MedVenture Affiliates V, L.P. On behalf of MedVenture Associates, he currently serves on the board of directors of several privately-held companies. From 2005 to 2006, Mr. Liamos served as the president and chief executive officer of FoviOptics, Inc., a medical device company that focuses on blood glucose monitoring. Before joining FoviOptics, Mr. Liamos served as the chief operating officer and chief financial officer of TheraSense, Inc. from 2001 to 2004, as its vice president and chief financial officer from 1999 to 2001, and as its director of finance and operations from 1998 to 1999. When Abbott Laboratories, Inc. acquired TheraSense in 2004, Mr. Liamos was named group vice president of business operations for Abbott Diabetes Care and served on the committee that integrated TheraSense into its new parent company. From 1995 to 1998, Mr. Liamos was the director of worldwide sourcing at LifeScan, Inc., a division of Johnson & Johnson. Mr. Liamos earned a Bachelor of Science from the University of Vermont and is a graduate of the General Electric Financial Management Program. Mr. Liamos brings the experience gained as a partner of a venture capital firm focused on medical technologies, as well as over fifteen years of experience in the diabetes industry and his knowledge of the diabetes market.

Peter Devlin.    Mr. Devlin has served as our Chief Commercial Officer since August 2009. From 1998 to 2009, Mr. Devlin served in various positions with Abbott Laboratories, Inc., most recently as divisional vice president of global strategic marketing. From 1996 to 1998, he served as marketing manager of i-STAT Corporation, a point-of-care blood analysis systems company which was acquired by Abbott Laboratories. Mr. Devlin also held a variety of product management and engineering roles with C.R. Bard, Inc. from 1988 to 1996. Mr. Devlin earned a Bachelor of Science in mechanical engineering from the University of Massachusetts.

R. Anthony Diehl, Esq.    Mr. Diehl has served as our General Counsel since 2003. From 2001 to 2003, he was Of Counsel at Bourque & Associates, P.A. where his practice covered all areas of intellectual property law, including patent, trademark and copyright prosecution, counseling and litigation. Mr. Diehl earned a Bachelor of Arts from Cornell University and a Juris Doctor from Villanova University School of Law.

Ruthann DePietro.    Ms. DePietro has served as our Vice President of Quality and Regulatory Affairs since 2006. From 2000 to 2005, she served as the vice president in charge of quality and regulatory matters for ONUX Medical, Inc., a medical device company focusing on innovative surgical devices for minimally invasive and open procedures. Ms. DePietro has also worked at Bard Vascular Systems, Bard Interventional and USCI, each of which are divisions of C.R. Bard, Inc., as well as at Adam Spence Corporation and Mallinckrodt, Inc., in each case in positions relating to quality assurance. Ms. DePietro earned a Bachelor of Science from the University of Rochester and a Master of Business Administration from Northeastern University.

Sally Crawford.    Ms. Crawford has served on our Board of Directors since 2008. Ms. Crawford served as chief operating officer of Healthsource, Inc., a publicly-held managed care organization from its founding in 1985 until 1997. During her tenure at Healthsource, she led the development of its operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers and other healthcare companies. Since 1997, Ms. Crawford has been a healthcare consultant. Ms. Crawford serves on the boards of directors of Hologic, Inc., Exact Sciences Corporation, Zalicus Inc., Universal American Corp. and Prolacta Bioscience Inc. She also served on the board of directors of Chittenden Corporation from 1998 until 2008. Ms. Crawford earned a Bachelor of Arts from Smith College and a Master of Science from Boston University. Ms. Crawford brings experience as a board and committee member of public companies, a detailed understanding of the healthcare industry and managed care, which is directly relevant to our business, and the practical knowledge gained in her role as chief operating officer of a publicly-held managed care organization. Ms. Crawford serves as our lead independent director and is the Chairperson of the Compensation Committee.

Daniel Levangie.    Mr. Levangie has served on our Board of Directors since October 2011. Mr. Levangie has been the chief executive officer and director of Dune Medical Devices, Inc., a private medical device company, since October 2011. He is also a principal and managing partner at Constitution Medical Investors, a private equity firm focused on the healthcare sector, a role he had held since February 2008. Mr. Levangie formerly served as president and chief executive officer of Keystone Dental Inc. from 2009 until 2011. From 1992 to 2007, Mr. Levangie held various executive management and leadership roles at Cytyc Corporation, most recently as president of Cytyc Surgical, until the company was acquired by Hologic, Inc. From 1975 to 1992, Mr. Levangie held various sales and marketing management positions at Abbott Laboratories, Inc. He currently serves as chairman of the board of directors of Keystone Dental, and as director of Liposcience, Inc. and Exact Sciences Corporation. Mr. Levangie also served as a member of the board of directors of ev3, Inc. from 2007 to 2011 and as chairman of the board of directors of ev3 from 2008 to 2011. Mr. Levangie received his Bachelor of Science in Pharmacy from Northeastern University. Mr. Levangie brings decades of experience as a senior executive at several public and private medical device companies as well as experience in corporate governance matters.

Steven Sobieski.    Mr. Sobieski has served on our Board of Directors since 2006. Mr. Sobieski currently serves as senior vice president and chief financial officer of Roka Bioscience, Inc., a position he has held since September 2009. Prior to joining Roka Bioscience, he served as chief financial officer and vice president of finance and administration of LifeCell Corporation, a public company focused on developing and marketing reconstructive surgical products from 2000 to 2009. Mr. Sobieski served as vice president of finance and in other positions at Osteotech, Inc., a public company focused on orthopedic products, from 1991 to 2000. From 1981 through 1991, he was with Coopers & Lybrand, a public accounting firm. Mr. Sobieski earned a Bachelor of Science in business administration from Monmouth University and a Master of Business Administration from Rutgers University. He is a Certified Public Accountant. Mr. Sobieski has more than twenty years of experience in medical technology financial management and brings extensive financial and industry expertise with other companies in comparable stages of growth. Mr. Sobieski qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”) and is the Chairman of the Audit Committee.

Regina Sommer.    Ms. Sommer has served on our Board of Directors since 2008. From 2002 through 2005, she served as the vice president and chief financial officer of Netegrity, Inc., which was acquired by Computer Associates Inc. in November 2004. From 1999 to 2001, she served as the vice president and chief financial officer of Revenio, Inc. From 1995 to 1999, she served as senior vice president and chief financial officer of Open Market, Inc., and from 1989 to 1994, she served as the vice president of finance at The Olsten Corporation. She also worked at PricewaterhouseCoopers LLP from 1980 to 1989. Ms. Sommer serves on the boards of directors of Soundbite Communications, Inc. and Wright Express Corporation. Ms. Sommer also served on the board of directors of ING Direct from 2008 to February 2012. Ms. Sommer earned a Bachelor of Arts from the College of the Holy Cross. Ms. Sommer brings more than twenty-five years of experience in technology, professional services and public accounting, as well experience managing business operations through periods of rapid growth. She also qualifies as an “audit committee financial expert” under the rules of the SEC. Ms. Sommer is the Chairperson of the Nominating and Corporate Governance Committee.

Joseph Zakrzewski.    Mr. Zakrzewski has served on our Board of Directors since 2008. Mr. Zakrzewski currently serves as chairman and chief executive officer of Amarin Corporation, a publicly-held company focused on development and commercialization of cardiovascular drugs based on Omega 3s. From 2007 to 2010, he served as chairman of the board of directors, president and chief executive officer of Xcellerex Incorporated, a privately-held company focusing on commercializing its proprietary, next-generation manufacturing technology for biotherapeutics and vaccines. From 2005 to 2007, Mr. Zakrzewski served as the chief operating officer of Reliant Pharmaceuticals, Inc. From 1988 to 2005, Mr. Zakrzewski served in a variety of positions at Eli Lilly and Company, including as vice president, corporate business development from 2003 to 2005. He serves on the boards of directors of Acceleron Pharma, Inc., Amarin Corporation, and Azelon Pharmaceuticals, Inc. Mr. Zakrzewski earned a Bachelor of Science in chemical engineering and a Masters in biochemical engineering from Drexel University, as well as a Master of Business Administration from Indiana University. Mr. Zakrzewski brings extensive boardroom experience, his operational experience as a chief executive officer and chief financial officer as well as his prior experience in the pharmaceutical industry.

Executive Officers

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Board of Directors

The business and affairs of the Company are managed under the direction of our Board of Directors. The Company’s Board of Directors currently consists of eight members and, after the Annual Meeting, will consist of seven directors. The Company’s certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. These charters are available in the Corporate Governance section of the Company’s website at http://www.insulet.com. Each committee is required to review the appropriateness of its charter at least annually. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines, which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.

The members of the Company’s Board of Directors possess a wealth of executive leadership experience derived from their service as executives in many settings, including as chief executive officers or chief financial officers of comparable corporations. They also bring extensive board experience. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director nominees is described below under “Policies Governing Director Nominations.” While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Company, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential to have diversity on the Board of Directors. As a result, the Board of Directors and the Nominating and Corporate Governance Committee may and do consider the diversity of background and experience of a director nominee, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity, in order to recruit an appropriate mix of knowledge, skills and experience for the needs of the Company’s business.

Independence of Members of the Board of Directors

The Board of Directors and the Nominating and Corporate Governance Committee have determined that our director nominee, Daniel Levangie, and each of our other non-management directors (Steven Sobieski, Sally Crawford, Regina Sommer and Joseph Zakrzewski) are independent within the meaning of the director independence standards of both The Nasdaq Stock Market, Inc. (“Nasdaq”) and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership Structure

The Board has designated Ms. Crawford to serve as the Company’s lead independent director. As lead director, Ms. Crawford performs many of the same functions and duties as a Chairman of the Board. Pursuant to the Company’s Corporate Governance Guidelines, the lead director is responsible for coordinating with the chief executive officer in the creation of the agenda for each meeting, ensuring that topics at each meeting are effectively covered, chairing executive sessions of the Board of Directors and acting as the principal liaison between the independent directors and management. The Board of Directors believes that having a lead director ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

The Company does not currently have a designated Chairman of the Board and does not have a policy as to whether the same person should serve as both the chief executive officer and the Chairman of the Board. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes provides the most appropriate leadership for the Company at that time. Given the Company’s size and principal focus on a single market and product, the Company believes that this leadership structure has been effective thus far and does not feel it is necessary to appoint a Chairman of the Board. The Company recognizes that, depending on the circumstances, different board leadership structures may be appropriate; however, the Company believes its current board leadership structure remains the optimal board leadership structure for the Company.

Executive Sessions of Independent Directors

Non-management members of the Board of Directors meet without the employee directors of the Company following most regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by Nasdaq, and Ms. Crawford, as lead director, has been responsible for chairing these executive sessions.

Meeting Attendance

The Board of Directors met 12 times during the fiscal year ended December 31, 2011, and took action by unanimous written consent five times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2011.

The Company’s policy is that all directors are encouraged to attend the Company’s Annual Meeting of Stockholders. This is our fifth Annual Meeting of Stockholders since the Company consummated its initial public offering on May 15, 2007. All of the Directors attended the Annual Meeting of Stockholders held in 2011.

Risk Oversight

The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board of Directors receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and reputational risks. The Company believes that the leadership structure of the Board of Directors supports effective oversight of risk assessment and management.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Steven Sobieski, who is the Chairman of the Audit Committee, Regina Sommer and Sally Crawford. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Steven Sobieski and Regina Sommer each qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of the Audit Committee members with respect to certain accounting and auditing matters. The designation does not impose upon them any duties, obligations or liabilities that are greater than those generally imposed on members of the Audit Committee and the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any member of the Audit Committee or the Board of Directors.

The purposes of the Audit Committee are to, among other functions, oversee our accounting and financial reporting processes and the audits of our financial statements, and take, or recommend that our Board of Directors take, appropriate action to oversee the qualifications, independence and performance of our independent auditors. The Audit Committee is also responsible for preparing the Audit Committee Report for inclusion in this and subsequent Proxy Statements in accordance with applicable rules and regulations.

The Audit Committee met nine times during the year ended December 31, 2011. The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed by the Audit Committee on an annual basis, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

Compensation Committee

The Compensation Committee currently consists of Sally Crawford, who is the Chairperson of the Compensation Committee, Ross Jaffe, M.D. and Joseph Zakrzewski. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq. The purposes of the Compensation Committee are to, among other functions, discharge our Board of Directors’

responsibilities relating to compensation of our directors and executive officers, oversee our overall compensation programs and prepare the Compensation Committee Report required to be included in this and subsequent Proxy Statements. See the section entitled “Executive and Director Compensation” for a more detailed description of the policies and procedures of the Compensation Committee.

The Compensation Committee met seven times and took action by unanimous written consent three times during the year ended December 31, 2011. The Compensation Committee operates under a written charter adopted by the Board of Directors and reviewed by the Compensation Committee on an annual basis, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

Compensation Committee Interlocks and Insider Participation

During 2011, Ms. Crawford, Dr. Jaffe and Mr. Zakrzewski served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During 2011, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors currently consists of Regina Sommer, who is the Chairperson of the Nominating and Corporate Governance Committee, Ross Jaffe, M.D. and Sally Crawford. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The purposes of the Nominating and Corporate Governance Committee are to, among other functions, identify individuals qualified to become board members, recommend that our Board of Directors selects the director nominees for election at each annual meeting of stockholders and periodically review and recommend to our Board of Directors any changes to our corporate governance guidelines.

The Nominating and Corporate Governance Committee met four times and took action by unanimous written consent one time during the year ended December 31, 2011. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors and reviewed by the Nominating and Corporate Governance Committee on an annual basis, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

Policies Governing Director Nominations

Majority Voting Policy for Uncontested Director Elections

The Company’s By-Laws provide for plurality voting in director elections. In February 2012, the Board of Directors adopted a majority voting policy. Pursuant to the Company’s majority voting policy, in any uncontested election of directors, any nominee for director who receives a greater number of “withhold” votes than votes “for” his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the lead director for consideration by the Nominating and Corporate Governance Committee.

Any resignation tendered pursuant to the majority voting policy shall be effective on the earlier of (i) the date such resignation is accepted by the Board or (ii) the 61st day following the date of the shareholders’ meeting at which the election occurred, unless the Board chooses not to accept such resignation.

The Nominating and Corporate Governance Committee will consider such tendered resignation and, within 30 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by the members of the Nominating and Corporate Governance Committee including, without limitation:

•	The stated and perceived reasons why stockholders withheld votes for election from such director, in part as reflected in the reports issued by proxy advisory firms;

•	The length of service and qualifications of such director;

•	The director’s past and expected future contributions to the Board of Directors and any committees of the Board on which he or she sits;

•	The overall composition of the Board and the Committees of the Board on which the director sits;

•	Whether acceptance of the Director’s resignation would cause the Company to fail to satisfy any regulatory requirements; and

•	Whether acceptance of the resignation is in the best interest of the Company and its shareholders.

The Board will take formal action on the Nominating and Corporate Governance Committee’s recommendation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the information and factors considered by the Nominating and Corporate Governance Committee and such additional information and factors as the Board deems relevant.

Within four business days following the Board’s decision on the Nominating and Corporate Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Any director who is the subject of the evaluation described in this section will not participate in Nominating and Corporate Governance Committee or Board deliberations or recommendations regarding the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Nominating and Corporate Governance Committee are subject to this evaluation process, then the independent directors on the Board who are not subject to the evaluation will appoint a Board committee amongst themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Nominating and Corporate Governance Committee.

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all stockholders to the Board and management. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that a majority of the

Board of Directors shall be “independent,” in accordance with the standards established by Nasdaq, that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, that the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each shall be comprised entirely of independent directors, and that each member of the Audit Committee is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for approving nominees to the Board. Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board of Directors, stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the Board of Directors for approval as nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, must follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders.

All recommendations for nomination must be in writing and include the following:

•	name and address of record of the stockholder;

•

representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended;

•

name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•

description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria approved by the Nominating and Corporate Governance Committee from time to time and set forth in the Nominating and Corporate Governance Committee charter;

•	description of all arrangements or understandings between the stockholder and the proposed director candidate;

•

consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

•	other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

9 Oak Park Drive

Bedford, Massachusetts 01730

Attn: Secretary

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate must comply with the following minimum procedural requirements:

•	the candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and

•	the candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, and the candidate has complied with the minimum procedural requirements set forth above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. These procedures for recommending a director nominee to the Nominating and Corporate Governance Committee are subject to the applicable provisions of the Company’s By-Laws, which are described in the “Stockholder Proposals” section of this Proxy Statement.

Policy Governing Securityholder Communications with the Board of Directors

The Board of Directors provides every securityholder with the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for securityholder communication as follows:

For securityholder communications directed to the Board of Directors as a whole, securityholders may send such communications to the attention of the General Counsel by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

9 Oak Park Drive

Bedford, Massachusetts 01730

Attn: General Counsel

For securityholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communications to the attention of the individual director by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

9 Oak Park Drive

Bedford, Massachusetts 01730

Attn: [Name of the director]

The Company will forward any such securityholder communication to the Chairman of the Board of Directors, if one is elected, and, if not, to the lead director as a representative of the Board of Directors, or to the director to whom the communication is addressed on a periodic basis. Such communications will be forwarded by certified U.S. mail, courier, expedited delivery service, or secure electronic transmission.

Evaluation Program of the Board of Directors and its Committees

In order to maintain the Company’s governance standards, the Board of Directors, and each committee thereof, is required to undertake annually a formal self-evaluation process. As part of this process, the members of the Board of Directors and each committee thereof evaluate a number of competencies, including but not limited to its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Secretary. The Company intends to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.insulet.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

Related Party Transactions

Policies and Procedures With Respect to Related Party Transactions

In accordance with its written charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all related party transactions. The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Transactions With Related Persons

There were no related party transactions in the fiscal year ended December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of February 1, 2012: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table set forth below under “Executive and Director Compensation”; and (iv) by all directors and executive officers of the Company as a group.

The applicable ownership percentage is based upon 47,546,767 shares of the Company’s common stock outstanding as of February 1, 2012.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage
Directors and Executive Officers
Duane DeSisto(2)	525,594	1.1%
Brian Roberts(3)	179,577	*
Charles Liamos(4)	124,761	*
Peter Devlin(5)	85,382	*
R. Anthony Diehl(6)	93,552	*
Sally Crawford(7)	27,380	*
Ross Jaffe, M.D.(8)	1,984,753	4.2
Daniel Levangie	—	—
Steven Sobieski(9)	52,845	*
Regina Sommer(10)	32,880	*
Joseph Zakrzewski(11)	32,380	*
All directors and executive officers as a group (12 persons)(12)	3,139,104	6.6
More Than 5% Holders	—	—
BlackRock, Inc.(13)	2,458,394	5.2
Federated Investors, Inc.(14)	3,512,322	7.4
FMR LLC(15)	6,400,100	13.5
Edward C. Johnson, III(15)	6,400,100	13.5
Frontier Capital Management Co., LLC(16)	3,517,848	7.4
Fred Alger Management, Inc.(17)	2,405,306	5.1
Alger Associates, Incorporated(17)	2,405,306	5.1
Wellington Management Company, LLP(18)	3,357,430	7.1

* Represents less than 1% of the outstanding shares of the Company’s common stock.

(1)	Unless otherwise indicated, the address of each stockholder is c/o Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730.

(2)	Includes 483,964 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012 and 26,666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 1, 2012.

(3)	Includes 153,000 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012 and 16,000 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 1, 2012.

(4)	Includes 93,345 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012.

(5)	Includes 67,500 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012 and 13,333 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 1, 2012.

(6)	Includes 77,331 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012 and 11,333 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 1, 2012.

(7)	Includes 25,380 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012, and 2,000 shares beneficially owned by Ms. Crawford.

(8)	Includes 11,810 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012 and 2,000 shares beneficially owned by Dr. Jaffe; 1,813,273 shares of the Company’s common stock beneficially owned by Versant Venture Capital I, L.P.; 35,475 shares of the Company’s common stock beneficially owned by Versant Side Fund I, L.P.; 39,417 shares of the Company’s common stock beneficially owned by Versant Affiliates Fund I-A, L.P.; and 82,778 shares of the Company’s common stock beneficially owned by Versant Affiliates Fund I-B, L.P. Dr. Jaffe is a managing director of Versant Ventures I, L.L.C., which is the general partner of each of Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P. Dr. Jaffe disclaims beneficial ownership of the shares held by Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P., except to the extent of his pecuniary interests.

(9)	Includes 30,845 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012 and 22,000 shares of the Company’s common stock beneficially owned by Mr. Sobieski.

(10)	Includes 25,380 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012 and 7,500 shares of the Company’s common stock beneficially owned by Ms. Sommer.

(11)	Includes 25,380 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012 and 7,000 shares of the Company’s common stock beneficially owned by Mr. Zakrzewski.

(12)	Includes an aggregate of 993,935 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2012 and an aggregate of 67,332 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 1, 2012. See also notes (2) — (11) above.

(13)

Information regarding BlackRock, Inc. is based solely upon a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on February 9, 2012. Schedule 13G provides that BlackRock, Inc. has sole voting power with respect to 2,458,394 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 2,458,394 shares of the Company’s common stock and no shared dispositive power. The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(14)	Information regarding Federated Investors, Inc. is based solely upon an Amendment No. 5 to Schedule 13G jointly filed by Federated Investors, Inc., Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue with the Securities and Exchange Commission on February 9, 2012. Amendment No. 5 to Schedule 13G provides that Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to various registered investment companies and separate accounts that own shares of the Company’s common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc. All of the outstanding voting stock of Federated Investors, Inc. is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue act as trustees. The address of Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

(15)

Information regarding FMR LLC and Edward C. Johnson, III is based solely upon an Amendment No. 5 to Schedule 13G jointly filed by FMR LLC, Edward C. Johnson, III and Fidelity Management & Research Company (“Fidelity”) with the Securities and Exchange Commission on February 14, 2012. Amendment No. 5 to Schedule 13G provides that Fidelity, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,400,100 shares of the Company’s common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson, III and FMR LLC, through their control of Fidelity and the funds, each has sole power to dispose of the 6,400,100 shares owned by the funds. Members of the family of Edward C. Johnson, III, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Edward C. Johnson, III family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson, III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The address of FMR LLC and Edward C. Johnson, III is 82 Devonshire Street, Boston, Massachusetts 02109.

(16)	Information regarding Frontier Capital Management Co., LLC is based solely upon an Amendment No. 3 to Schedule 13G filed by Frontier Capital Management Co., LLC with the Securities and Exchange Commission on February 14, 2012. Amendment No. 3 to Schedule 13G provides that Frontier Capital Management Co., LLC has sole voting power with respect to 2,164,274 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 3,517,848 shares of the Company’s common stock and no shared dispositive power. The address for Frontier Capital Management Co., LLC is 99 Summer Street, Boston, Massachusetts 02110.

(17)	Information regarding Fred Alger Management, Inc. and Alger Associates, Incorporated is based solely upon an Amendment No. 1 to Schedule 13G jointly filed by Fred Alger Management, Inc. and Alger Associates, Incorporated with the Securities and Exchange Commission on January 10, 2012. Amendment No. 1 to Schedule 13G provides that Fred Alger Management, Inc. and Alger Associates, Incorporated have sole voting and dispositive power with respect to 2,405,306 shares of the Company’s common stock. The address for Fred Alger Management, Inc. and Alger Associates, Incorporated is 360 Park Avenue, New York, New York 10010.

(18)	Information regarding Wellington Management Company, LLP is based solely upon a Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 14, 2012. Schedule 13G provides that Wellington Management Company, LLP has shared voting power with respect to 1,880,045 shares of the Company’s common stock and no sole voting power and shared dispositive power with respect to 3,357,430 shares of the Company’s common stock and no sole dispositive power. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it from January 1, 2011 to the present, the Company believes that no Reporting Person filed a late report during the most recent fiscal year.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation opportunity for our executive management team through a combination of base salary, cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. For each individual, the amount of pay that is actually realized will be primarily driven by the performance of the Company and each individual’s contribution to the performance. We believe this construct is a key underpinning of our pay-for-performance philosophy.

This Compensation Discussion and Analysis explains the following as they relate to 2011:

•	our compensation objectives;

•	our executive compensation process; and

•	our Company policies, practices, and actions with respect to each compensation element.

Included in each description above will be the rationale for compensation decisions made in 2011 with respect to our Chief Executive Officer, our Chief Financial Officer, and the other three most highly-compensated executive officers who were employed with the Company as of December 31, 2011. We have determined the individuals to be included in this discussion and analysis in accordance with applicable SEC rules, and these individuals are collectively referred to as the “named executive officers.”

Executive Summary

Our overall compensation goal is to reward our executive officers in a manner that supports our strong pay-for-performance philosophy while maintaining an overall level of compensation that we believe is reasonable and competitive. We believe we accomplish this goal through the following principles and processes that we use in establishing compensation:

•

Benchmarking.    We benchmark executive officer compensation annually against an established executive compensation comparison group that the Compensation Committee reviews each year in order to ensure that our compensation programs are within the competitive range of comparative norms. Our executive compensation comparison group is identified based on industry focus, revenue, number of employees, market value and financial profile.

•

Target Compensation.    We strive to have our total target compensation be between the 50th and 75th percentiles of the executive compensation comparison group driven by performance. In making executive compensation decisions, our Compensation Committee reviews, among other things, individual performance, past compensation levels of each of our named executives, existing levels of equity ownership, and general trends in executive compensation.

•	Base Salaries. In 2011, we adjusted base salaries with merit increases ranging from 3.8% to 6.2% across the named executive officer group.

•

Short-Term Incentives.    Corporate financial goals were awarded at 85% of the revenue goal, 75% of the EBIT goal, and 100% of the customer retention goal. The total bonus amounts awarded to our named executive officers for 2011 ranged from 81% to 88% of target.

•

Long-Term Equity Incentives.    In 2011, the Compensation Committee determined that a combination of stock options and restricted stock units was an appropriately balanced and competitive retention tool for our named executive officers.

•

Performance-Based Compensation.    A significant portion of total direct compensation is in the form of performance-based cash compensation linked directly to Company performance and increased stockholder value. This approach ensures that there is an appropriate balance between our long- and short-term performance as well as a balance between the achievement of annual operating objectives and long-term delivery of stockholder return. Maintaining this pay mix results in a pay-for-performance orientation for our named executive officers, which is aligned to our stated compensation philosophy of providing compensation commensurate with overall delivery of corporate performance.

•

Employee Benefits.    We do not offer guaranteed retirement pension benefits or other significant perquisite benefits. Instead, we provide all full-time employees, including our named executive officers, with the opportunity to participate in a competitive health and welfare benefit program.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in the highly competitive and dynamic medical device industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	provide a competitive compensation opportunity in which a significant portion of actual realized pay is determined by Company and individual results and the creation of stockholder value;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by coordinating their Company and individual performance goals; and

•	motivate our executives to manage our business to meet our short- and long-term objectives, and reward them for meeting these objectives.

Our Executive Compensation Process

The Compensation Committee of our Board of Directors is primarily responsible for determining compensation for our executives. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable Nasdaq rules. In addition, each member of the Compensation Committee is an “outside director”, as defined in Section 162(m) of the Internal Revenue Code, and a “non-employee” director, as defined under the Section 16 of the Exchange Act.

Our Compensation Committee retains an independent compensation consultant to assist the Committee in its deliberations. In October 2010, our Compensation Committee engaged Radford Consulting, an Aon Hewitt Consulting Company, (“Radford”) as its independent compensation consultant. Our independent compensation consultant’s role is to assist the Compensation Committee in reviewing our executive compensation programs and practices from a market perspective. Our independent compensation consultant generally provides market assessments regarding compensation levels and programs, and also provides an opinion and commentary with respect to proposed actions or changes. We expect to continue to rely on our independent compensation consultant and other market data regarding comparable companies’ executive compensation programs and amounts in determining executive compensation in the future.

Radford also provides us and our Compensation Committee with its Global Technology Survey, a survey of compensation data from over 1,200 domestic and international technology companies. Our Human Resources department uses the survey data to compile compensation data for Company positions which are comparable to positions listed in the survey.

In connection with its market assessments, Radford with input from our Compensation Committee, developed an executive compensation comparison group for use in developing and setting our 2011 executive compensation. Companies included in the comparison group were identified based on industry comparability, annual revenue, market value, number of employees, total shareholder return and development stage. The 2011 executive compensation comparison group identified by Radford consisted of the following companies: ABIOMED, Inc., AGA Medical Holdings Inc., AngioDynamics, Inc., Conceptus, Inc., Cyberonics, Inc., DexCom, Inc., Endologix, Inc., Exactech, Inc., Genomic Health, Inc., Genoptix, Inc., HeartWare International, Inc., MAKO Surgical Corp., Micrus Endovascular Corporation, NxStage Medical, Inc., Orthovita, Inc., Stereotaxis,

Inc, SurModics, Inc., Vascular Solutions, Inc. and Volcano Corporation. This group was used by our Compensation Committee to assist in assessing and establishing 2011 executive compensation levels and programs.

In October 2011, based on Radford’s market assessment, with input from the Compensation Committee, the executive compensation comparison group was revised to consist of the following companies: ABIOMED, Inc., Accuray Incorporated, AngioDynamics, Inc., Conceptus, Inc., Cyberonics, Inc., DexCom, Inc., Endologix, Inc., Exactech, Inc., Genomic Health, Inc., Genoptix, Inc., HeartWare International, Inc., MAKO Surgical Corp., Nuvasive, Inc., NxStage Medical, Inc., SonoSite, Inc., Stereotaxis, Inc., SurModics, Inc., Synovis Life Technologies, Inc., Thoratec Corporation, Vascular Solutions, Inc., and Volcano Corporation. These companies were identified based on industry focus, revenue, number of employees, market value and financial profile. This revised group was used by our Compensation Committee to assist it in assessing and establishing 2012 executive compensation levels and programs as well as in determining the final amount of the 2011 cash incentive bonuses.

Based on the 2011 executive compensation comparison group, we targeted our total direct compensation for our executive officers to be between the 50th and 75th percentiles of the comparable compensation paid by the group. Since our executives did not earn their entire cash incentive bonuses for 2011, the actual amount of total direct compensation paid for 2011 to our named executive officers as a group was approximately at the 50th percentile of 2010 compensation paid to the executives of the companies included in the October 2011 executive compensation comparison group as revised by Radford.

In making executive compensation decisions, our Compensation Committee reviews, among other things:

•	the past compensation levels of each of our executives and of our executives as a group;

•	current compensation for consistency with benchmarks and previous compensation decisions;

•	alignment with our overall compensation philosophy;

•	relative compensation levels among our executives;

•

existing levels of stock and option ownership among our executives, previous grants of stock options and restricted stock units to our executives and the vesting schedules of previously granted options and restricted stock units to ensure executive retention and alignment with stockholder interests;

•	the basis for management recommendations; and

•	general trends in executive compensation.

The general process our Compensation Committee undertakes is to review the recommendations of our Chief Executive Officer with respect to our named executive officers, excluding himself, and then to make an independent decision on compensation for each named executive officer. The Compensation Committee bases its performance assessment on a number of qualitative and quantitative factors, including the achievement of pre-established Company and individual performance goals.

Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Overall, we designed our executive compensation programs to achieve the objectives described above. In particular, we place significant emphasis on performance-based incentive compensation that focuses our executives’ efforts on delivering short-term and long-term value for our stockholders without encouraging excessive risk taking.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation, both targeted and realized, for each of our named executive officers in 2011 based on a number of factors including:

•	our understanding of the amount of compensation paid by our executive compensation comparison group to their executives with similar roles and responsibilities;

•	our executives’ performance during 2011, in general, and as measured against predetermined performance goals;

•	the need to avoid excessive risk taking;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation at our Company; and

•	any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers in 2011 under each of these elements. In the descriptions below, we highlight particular compensation objectives that we have designed and the specific elements of our executive compensation program used to address those objectives; however, it should be noted that we have designed the specific elements of our compensation programs to complement each other and to collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program serves each of our objectives.

We consider our total direct cash compensation, defined as base salary and cash incentive bonus, to be competitive compared to our executive compensation comparison group as identified by Radford.

Base Salary

We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are generally established in part based on our executive’s experience, skills and expected contributions during the coming year as well as our executive’s performance during the prior year.

For 2011, we increased the annual base salaries of our named executive officers as follows: Mr. DeSisto’s base salary increased from $386,000 to $410,000; Mr. Roberts’ base salary increased from $294,000 to $308,000; Mr. Devlin’s base salary increased from $280,000 to $291,000; and Mr. Diehl’s base salary increased from $240,000 to $249,000. Mr. Liamos was hired in January 2011 with a base salary of $350,000 per year.

Cash Incentive Bonuses

Consistent with our emphasis on performance-based incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance as measured against predetermined incentive goals established by us, including corporate financial measures and the achievement of specific strategic objectives. We establish the target amount of our cash incentive bonuses at levels that represent a meaningful portion of our executives’ base salaries, and set additional threshold and maximum performance levels below and above these target levels. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we have historically considered target bonus levels for comparable positions at companies in our executive compensation comparison group. In addition to market referencing, we also typically consider our historical practices and any contractual commitments that we have relating to executive bonuses.

In 2011, we set our named executive officer’s target bonus compensation as a percentage of base salary as follows: Mr. DeSisto’s target bonus remained at 60%, Mr. Roberts’ target bonus remained at 50%; Mr. Devlin’s target bonus remained at 50%; and Mr. Diehl’s target bonus increased from 40% in 2010 to 50% in 2011. Mr. Liamos was hired in January of 2011 with a target bonus equal to 50% of his base salary.

A specified percentage of the cash incentive bonus was payable based on the achievement of each of the performance goals, and for each goal the executive generally had the ability to earn between 0% and 125% of the target bonus amount. Each of our named executive officers’ bonuses are measured and paid on an annual basis.

Our cash incentive bonuses are designed to motivate and reward our named executive officers for meeting our short-term, objectively-determinable Company and individual performance goals. The quantitative Company goals for each of our named executive officers consist of: (1) the Company achieving a specified annual revenue target; (2) the Company achieving a specified annual level of earnings before interest and taxes (“EBIT”); and (3) the Company achieving an annual customer retention rate above a specified threshold.

The quantitative performance goals for our named executive officers are established based on predetermined, executive-specific performance metrics that encourage avoiding excessive risk taking and are described in the table below.

In addition, we believe that there are important aspects of executive performance that are not capable of being specifically quantified in a predetermined incentive goal. Thus, for certain executives, a portion of their cash incentive bonuses is based on the achievement of qualitative management objectives specifically set for each named executive officer and measured annually. Accordingly, we established corporate financial goals and quantitative and qualitative performance goals for 2011 incentive bonuses for each of our named executive officers early in 2011. The Company then completed the acquisition of Neighborhood Diabetes on June 1, 2011, and we subsequently revised these goals to reflect the addition of the Neighborhood Diabetes business and the importance of successfully integrating that business into the Company’s operations. The descriptions contained herein of each named executive officer’s goals are based on the revised bonus criteria.

For 2011, the mix of quantitative corporate financial goals, quantitative performance goals and qualitative performance goals for each of our named executive officers is set forth in the table below:

	Quantitative Company Goals	Quantitative Individual Performance Goals	Qualitative Individual Performance Goals
Duane DeSisto(1)	30% Revenue
	30% EBIT	—	20%
	20% Retention Rate

Brian Roberts(2)	25% Revenue
	25% EBIT	5%	35%
	10% Retention Rate

Charles Liamos(3)	20% Revenue
	25% EBIT	15%	30%
	10% Retention Rate

Peter Devlin(4)	30% Revenue
	20% EBIT	15%	25%
	10% Retention Rate

R. Anthony Diehl(5)	25% Revenue
	25% EBIT	—	40%
	10% Retention Rate

(1)	For 2011, Mr. DeSisto’s individual qualitative performance goals were based on the continued development of a strong and cohesive organization able to capitalize on key initiatives and develop effective strategic plans in addition to coordinating talent management efforts.

(2)	For 2011, Mr. Roberts’ individual quantitative performance goals were based on the achievement of patient conversion ratios. His individual qualitative goals were focused on organizational development and talent initiatives, efforts to continue to drive key financial initiatives and the successful integration of Neighborhood Diabetes’ organization and systems.

(3)	For 2011, Mr. Liamos’ individual quantitative performance goals were based on successful regulatory submissions and manufacturing capacity. His qualitative goals were focused on the talent management initiatives, the development of an effective organizational structure, the development of a next-generation PDM platform and the management of our Company’s advanced technology programs.

(4)

For 2011, Mr. Devlin’s individual quantitative performance goals were based on new patient shipments within the US and securing access to an additional glucose meter for inclusion in our Company’s PDM. His individual qualitative goals were focused on organizational development and talent initiatives, planning for the launch of the next-generation OmniPod, new product development initiatives and the development and implementation of a strategic plan for the Neighborhood Diabetes business.

(5)	For 2011, Mr. Diehl’s individual qualitative performance goals were focused on the organizational development and talent initiatives and continuing to drive key legal initiatives.

The achievement level of each of the individual quantitative and qualitative performance goals for our named executive officers was measured after the end of the year ended December 31, 2011. For each target goal, we use a sliding performance scale to determine the percentage of each target attained and related payout. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of cash incentive bonuses at levels that we believe will be achieved by our executives during years of strong performance. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for correspondingly greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly harder or easier to achieve. We set the performance goals for the maximum amount at a level that we believe will be achieved in some years, but will not be achieved a majority of the time.

The 2011 bonus program for each of our named executive officers includes bonuses tied to the achievement of corporate financial measures based on our annual revenues, EBIT and rate of customer retention. Following our acquisition of Neighborhood Diabetes, we reset our 2011 revenue goal at $157 million and our 2011 EBIT goal at a negative $36.8 million. In conjunction with the completion of the audit of our 2011 financial statements, we reviewed our performance against these goals. Our actual 2011 revenues were $152.3 million. As a result, each named executive officer earned 85% of that portion of his bonus tied to the revenue goal. Our actual EBIT for 2011 was a negative $42.5 million. As a result, each named executive officer earned 75% of that portion of his bonus tied to our EBIT goal.

At a meeting held on February 1, 2012, our Compensation Committee determined that each of the named executive officers was entitled to receive 85% of the targeted payout for achievement of the revenue goal, 75% of the targeted payout for EBIT, and 100% of the targeted payout for the rate of customer retention. In addition, our Compensation Committee determined that Mr. DeSisto met a portion of his individual qualitative performance goals and was therefore entitled to receive 80% of his targeted payout on these goals. Mr. Roberts met his individual quantitative performance goals and therefore was entitled to 100% of his targeted payout on these quantitative goals; Mr. Roberts also made significant progress towards the achievement of his individual qualitative goals and was therefore entitled to receive 92% of his targeted payout on his qualitative goals. Mr. Liamos met some of his individual quantitative goals and therefore was entitled to 67% of his targeted payout on these quantitative goals and he exceeded his individual qualitative performance goals and was therefore entitled to receive 108% of his targeted payout on these qualitative goals. Mr. Devlin made progress towards the achievement of his individual quantitative performance goals and was therefore entitled to 67% of his targeted payout. Mr. Devlin also made significant progress towards the achievement of his individual qualitative goals and was therefore entitled to receive 82% of his targeted payout on these qualitative goals. Mr. Diehl made significant progress towards the achievement of his individual qualitative goal and was therefore entitled to receive 93% of his targeted payout on this qualitative goal.

As a result, the named executive officers received the following cash incentive bonuses for 2011:

	Cash Incentive Bonus Amount for 2011:
Name	Quantitative Company Goals	Quantitative Individual Performance Goals	Qualitative Individual Performance Goals	Total
Duane DeSisto	$167,280	N/A	$39,360	$206,640
Brian Roberts	$77,000	$7,700	$49,665	$134,365
Charles Liamos	$80,063	$17,500	$56,438	$154,001
Peter Devlin	$73,478	$14,550	$29,828	$117,856
R. Anthony Diehl	$62,250	N/A	$46,065	$108,315

Long-Term Equity Incentive Compensation

We grant long-term equity incentive compensation in the form of stock options and restricted stock units to executives as part of our total compensation package. Consistent with our emphasis on performance-based incentive compensation programs, these awards represent a significant portion of total executive compensation. We use long-term equity incentive compensation in order to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by our Company.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are granted based upon performance and earned on the basis of continued service to us and have generally vested over four years, beginning with one-fourth vesting on the one year anniversary of the date of grant, then vesting pro-rata monthly or quarterly thereafter. Prior to our initial public offering, all stock option awards were made pursuant to our 2000 Stock Option and Incentive Plan. Following the closing of our initial public offering in May 2007, stock option awards have generally been made pursuant to our 2007 Stock Option and Incentive Plan.

The exercise price of each stock option granted under our 2000 Stock Option and Incentive Plan or our 2007 Stock Option and Incentive Plan is equal to the fair market value of our common stock on the grant date. Leading up to our initial public offering, the fair market value of our common stock for purposes of determining the exercise price of stock options was determined by our Board of Directors based on independent appraisals by an outside valuation consultant. Since our initial public offering, all stock options continue to be granted with an exercise price equal to the fair market value of our common stock on the date of grant, but fair market value is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our common stock on the grant date.

We have generally granted all of our stock options to executives as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, subject to the volume limitations contained in the Internal Revenue Code. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, we have granted primarily incentive stock options in order to provide these potential tax benefits to our executives, particularly given the limited expected benefits to our Company of the tax deductions as a result of our historical net losses.

Beginning in 2010, we modified our annual long-term equity incentive compensation structure by reducing the number of shares subject to stock options and issuing restricted stock units (“RSUs”). RSUs are contractual rights to receive shares of our common stock when and if the RSUs vest. The RSUs awarded to our named executive officers in 2011 vest, subject to continued employment with the Company, in equal annual installments on each of the first three anniversaries of their date of grant. For federal income tax purposes, the executive will generally be deemed to have received compensation income on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will be entitled to a tax deduction for such amount as compensation expense.

We have made grants of both stock options and RSUs to our named executive officers on a periodic, but not necessarily annual, basis. In 2011, we considered a number of factors in determining what, if any, stock options and RSUs to grant to our executives, including:

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our executives;

•	the vesting schedule of the unvested stock options held by our executives;

•	the amount and percentage of our total equity on a diluted basis held by our executives; and

•	market reference points from our executive compensation comparison group on long-term incentive compensation.

As a result of these considerations, our Compensation Committee determined that a combination of stock options and RSUs was an appropriate and competitive retention tool which is consistent with the executive compensation comparison group as defined by Radford.

On March 1, 2011, we granted Mr. DeSisto options to purchase 40,000 shares of our common stock and awarded him 40,000 RSUs; we granted Mr. Roberts options to purchase 24,000 shares of our common stock and awarded him 39,000 RSUs; we granted Mr. Devlin options to purchase 20,000 shares of our common stock and awarded him 20,000 RSUs; and we granted Mr. Diehl options to purchase 18,000 shares of our common stock and awarded him 18,000 RSUs. In each case, the exercise price of the options was $17.49 per share, which was the closing price of our common stock on the grant date. Upon his hire, we granted Mr. Liamos options to purchase 200,000 shares of our common stock at an exercise price of $15.82 per share (the closing price of our common stock on the grant date) and awarded him 100,000 RSUs.

Broad-Based Benefits Programs

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance, employee stock purchase plan and our 401(k) plan.

Severance and Change in Control Programs

Our Amended and Restated Executive Severance Plan, which was established on May 8, 2008, amended and restated on November 14, 2008 and further amended on December 16, 2010, provides for certain severance and change of control benefits to all of our executive officers. For a detailed description of these potential payments, see the sections below entitled “Discussion of Summary Compensation and Grants of Plan Based Awards Tables — Amended and Restated Executive Severance Plan” and “Potential Payments Upon Termination or Change-in-Control.”

In evaluating our 2011 executive compensation program, the Compensation Committee considered the stockholder advisory (“say-on-pay”) vote on our executive compensation for fiscal year 2010, which was approved by over 93% of the votes cast. The Compensation Committee believes that the stockholders, through this advisory vote, endorsed the compensation philosophies of our Company and, thus, the Compensation Committee did not make any changes to our executive compensation program as a result of the say-on-pay vote. We will hold a say-on-pay vote on an annual basis until the next vote on the frequency of such stockholder advisory votes, which will occur no later than our 2017 Annual Meeting of Stockholders.

Conclusion

The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving that goal.

Compensation Committee Report

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has agreed, that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation

Committee,

Sally Crawford (Chairman)

Ross Jaffe, M.D.

Joseph Zakrzewski

Compensation Related Risk Assessment

The Compensation Committee carefully considered whether our compensation policies and practices were reasonably likely to have a material adverse effect on the Company. It was the judgment of the Compensation Committee that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered a number of matters, including the following elements of our executive compensation plans and policies:

•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount.

•	The Company sets performance goals that it believes are reasonable in light of good performance and market conditions.

•

The time based vesting over three to four years for the Company’s long-term incentive awards ensures that the executives’ interests align with those of its stockholders for the long-term performance of the Company.

•

Assuming achievement of at least a minimum level of performance, payouts under the Company’s performance based bonus plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach, which could engender excessive risk taking.

•

A majority of the payouts under the Company’s bonus plan are based on multiple individual performance and company based metrics, which mitigates the risk of an executive over emphasizing the achievement of one or more individual performance metrics to the detriment of company based metrics.

•	Certain payouts under the Company’s bonus plan include qualitative consideration, which restrain the influence of formulae or quantitative factors on excessive risk taking.

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2011, 2010, and 2009 earned by or paid to (i) our President and Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our three other most highly-compensated executive officers who were serving as executive officers on December 31, 2011 and whose total compensation exceeded $100,000. We refer to these individuals as our “named executive officers.”

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Duane DeSisto	2011	$405,385	$39,360	(2)	$699,600	$472,295	$167,280		$4,903		$1,788,823
President and Chief Executive Officer	2010	384,604	84,534	(2)	606,400	411,909	118,695		1,670		1,607,812
	2009	375,000	90,000	(2)	—	458,220	111,375		2,450		1,037,045

Brian Roberts	2011	305,308	49,665	(3)	682,110	283,965	84,700		5,855		1,411,603
Chief Financial Officer	2010	292,223	13,230	(3)	363,840	237,060	120,540		2,131		1,029,024
	2009	222,923	—		—	608,508	114,660		29,002	(4)	975,093

Charles Liamos(5)	2011	329,808	56,438	(6)	1,582,000	2,132,048	97,563		17,763	(7)	4,215,620
Chief Operating Officer

Peter Devlin	2011	288,885	29,828	(8)	349,800	237,144	88,028		4,785		998,470
Chief Commercial Officer	2010	279,365	—		303,200	196,871	115,500		2,311		897,247
	2009	95,192	40,000	(9)	—	990,918	45,762	(10)	635		1,172,507

R. Anthony Diehl	2011	247,269	46,065	(11)	314,820	213,272	62,250		4,795		888,471
General Counsel	2010	238,731	35,520	(11)	242,560	162,896	49,200		1,741		730,648

(1)	These amounts are based on the aggregate grant date fair value of the stock and option awards in the year in which the grants were made in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. These amounts do not represent the actual amounts paid to or realized by directors for these awards during the years ended December 31, 2011, 2010 and 2009.

(2)	A portion of Mr. DeSisto’s target cash compensation was based on the achievement of a qualitative performance goal. At a meeting held on February 1, 2012 the Compensation Committee approved Mr. DeSisto’s qualitative target payout at 80% of target. At a meeting held on February 2, 2011 the Compensation Committee approved Mr. DeSisto’s qualitative target payout at 87% of target. At a meeting held on February 4, 2010 the Compensation Committee approved Mr. DeSisto’s qualitative target payout at 100% of target.

(3)	For the years ended December 31, 2011 and 2010, a portion of Mr. Roberts’ target cash compensation was based on the achievement of a qualitative performance goal. At a meeting held on February 1, 2012, the Compensation Committee approved Mr. Roberts qualitative target payout for 2011 at 92% of target. At the meeting held on February 2, 2011, the Compensation Committee approved Mr. Roberts’ qualitative target payout for 2010 at 90% of target.

(4)	In 2009, prior to being hired as our Chief Financial Officer, Mr. Roberts provided consulting services to us. All consulting wages are reported in “All Other Compensation”.

(5)	Mr. Liamos was hired as our Chief Operating Officer effective January 10, 2011.

(6)	A portion of Mr. Liamos’ target cash compensation was based on the achievement of a qualitative performance goal. At the meeting held on February 1, 2012, the Compensation Committee approved Mr. Liamos’ qualitative target payout for 2011 at 108% of target.

(7)	For the year ended December 31, 2011, Mr. Liamos was provided temporary living reimbursement as a part of his employment offer. All temporary living reimbursement wages are reported in “All Other Compensation”.

(8)	A portion of Mr. Devlin’s target cash compensation was based on the achievement of a qualitative performance goal. At the meeting held on February 1, 2012, the Compensation Committee approved Mr. Devlin’s qualitative target payout for 2011 at 82% of target.

(9)	For the year ended December 31, 2009, Mr. Devlin was awarded a sign-on bonus of $40,000 as part of his employment offer.

(10)	For the year ended December 31, 2009, Mr. Devlin’s bonus was pro-rated based upon his hire date.

(11)	For the years ended December 31, 2011 and 2010, a portion of Mr. Diehl’s target cash compensation was based on the achievement of a qualitative performance goal. At the meeting held on February 1, 2012, the Compensation Committee approved Mr. Diehl’s target payout for 2011 at 93% of target. At the meeting held on February 2, 2011, the Compensation Committee approved Mr. Diehl’s qualitative target payout for 2010 at 93% of target.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2011 to the named executive officers.

2011 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value(2)
Name	Grant Date	Threshold	Target	Maximum
Duane DeSisto	3/1/2011	$123,000	$246,000	$307,500	40,000	40,000	$17.49	$1,171,895
Brian Roberts	3/1/2011	77,000	154,000	192,500	39,000	24,000	$17.49	$966,075
Charles Liamos	1/10/2011	87,500	175,000	218,750	100,000	200,000	$15.82	$3,714,048
Peter Devlin	3/1/2011	72,750	145,500	181,875	20,000	20,000	$17.49	$586,944
R. Anthony Diehl	3/1/2011	62,250	124,500	155,625	18,000	18,000	$17.49	$528,092

(1)	The exercise price of all stock options granted under our 2007 Plan is equal to the closing price of the common stock on the date of the grant.

(2)	These amounts are based on the aggregate grant date fair value of the stock and option awards, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “— Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Agreements

Amended and Restated Executive Severance Plan

On May 8, 2008 we enacted the Executive Severance Plan, which was amended and restated on November 14, 2008 and further amended on December 16, 2010. All named executive officers of the Company are provided the benefit of the Amended and Restated Executive Severance Plan. In the event that any of our named executive officers employment is terminated by us without “cause”, the executive officer resigns for “good reason” or the executive officer is terminated as a result of a “change in control”, each as defined in the Amended and Restated Executive Severance Plan, he will be entitled to 12 months of his base salary with the exception of Mr. DeSisto who will be entitled to 24 months of his base salary. If the named executive officer’s employment is terminated prior to a change of control, such amounts are payable over 12 months (24 months in the case of Mr. DeSisto). If the named executive officer’s employment is terminated after a change of control, such amounts are payable in a lump sum. Additionally, these named executive officers will be entitled to a pro-rata bonus, continued health, dental and life insurance coverage, reimbursement for outplacement services not to exceed $15,000, provided that such expenses are incurred by the executive within 12 months of the termination, and payment for any accrued unused vacation time. Notwithstanding the foregoing, our obligation to make these severance payments to any of these named executive officers is subject to the executive’s delivery of a release of claims in favor of the Company and that executive’s continued compliance with the confidentiality, non-compete and non-solicitation obligations under his or her non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us. In the instance that the termination occurs within 12 months after the effective date of a change in control, all outstanding stock options and other stock-based awards held by the executive will accelerate to become fully exercisable or nonforfeitable as of the executive’s termination date.

2011 Offer Letter

We entered into an offer letter with Charles Liamos, which was signed on January 7, 2011 and effective on January 10, 2011, to hire him as our Chief Operating Officer. For 2011, we agreed to pay Mr. Liamos an annual base salary of $350,000 and a target bonus of 50% of his base salary. In addition, we agreed to reimburse Mr. Liamos for temporary living expenses up to $100,000. In connection with the commencement of Mr. Liamos’ employment, we granted him incentive stock options to purchase 200,000 shares of our common stock at an exercise price of $15.82 per share (the closing price of our common stock on the grant date) and awarded him 100,000 RSUs. This stock option award vests over four years with 25% of the total award vesting after one year and the remainder vesting in equal quarterly installments each quarter thereafter for 12 quarters. RSUs vest, subject to continued employment with the Company, in equal annual installments on each of the first three anniversaries of the grant date. As a condition to his employment, Mr. Liamos was required to enter into a non-disclosure and developments agreement and a non-competition and non-solicitation agreement. Mr. Liamos is also covered by our Amended and Restated Executive Severance Plan.

Other Agreements

Each of our named executive officers has entered into a non-competition and non-solicitation agreement and an employee non-disclosure and developments agreement with us, which provide for protection of our confidential information, assignment to us of intellectual property developed by our executives and non-compete and non-solicitation obligations that are effective while the executive is employed by us and for a period of 12 months thereafter.

2011 Cash Incentive Bonuses

In 2011, we established target cash incentive bonuses for each of our named executive officers as a percentage of that executive’s base salary, as follows: Mr. DeSisto — 60%; Mr. Roberts — 50%; Mr. Liamos – 50%; Mr. Devlin — 50%; and Mr. Diehl — 50%. Any bonus amounts paid based on the achievement of individual qualitative performance goals are reported as “Bonus” in the Summary Compensation Table. The remainder of the bonuses were paid based on the executives’ achievement of a number of quantitative company goals and individual quantitative performance goals, as described above under “— Our Executive Compensation Programs — Cash Incentive Bonuses.” Generally, for each goal, the executive had the ability to earn between 0% and 125% of the target bonus amount based on the level of achievement of that goal. The bonuses paid upon the achievement of these predetermined performance goals are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and are described in detail above under “— Our Executive Compensation Programs — Cash Incentive Bonuses.”

Additionally, in the 2011 Grants of Plan-Based Awards table, the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column for each of the executives relates to the portion of their cash incentive bonuses that was payable upon the achievement of these predetermined performance goals. The thresh-

old payouts represent the payout that would have been received if each performance goal was met at the minimum level, the target represents the payout that would have been received if each performance goal was met at the target level and the maximum represents the payout that would have been received if each performance goal was met at the maximum level.

2011 Stock Option and Restricted Stock Unit Awards

In 2011, we granted Mr. DeSisto options to purchase 40,000 shares of our common stock and awarded him 40,000 RSUs, we granted Mr. Roberts options to purchase 24,000 shares of our common stock and awarded him 39,000 RSUs, we granted Mr. Devlin options to purchase 20,000 shares of our common stock and awarded him 20,000 RSUs, and we granted Mr. Diehl options to purchase 18,000 shares of our common stock and awarded him 18,000 RSUs. In each case, the exercise price of the options was $17.49 per share (the closing price of our common stock on the grant date). In addition, upon his hire, we granted Mr. Liamos options to purchase 200,000 shares of our common stock at an exercise price of $15.82 per share (the closing price of our common stock on the grant date) and awarded him 100,000 RSUs.

These stock options have a term of ten years, subject to continued employment with the Company, and may be exercised at any time after they vest and prior to their expiration for all or a portion of such option shares. These stock options vest over four years, beginning with 25% vesting one year after the date of grant and the remainder vesting in equal quarterly installments each quarter thereafter for 12 quarters.

These RSUs are contractual rights to receive shares of our common stock when and if the RSUs vest. The RSUs awarded to our named executive officers in 2011 vest, subject to continued employment with the Company, in equal annual installments on each of the first three anniversaries of their date of grant. For federal income tax purposes, the executive will generally be deemed to have received compensation income on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will be entitled to a tax deduction for such amount as compensation expense. Vesting of these stock options and restricted stock units is also subject to acceleration in connection with a change-in-control as described in “— Potential Payments Upon Termination or Change-in-Control” below.

2000 Stock Option and Incentive Plan

Our 2000 Stock Option and Incentive Plan was initially adopted by our Board of Directors and approved by our stockholders in October 2000. Following our initial public offering in May 2007, no additional grants have been or will be made under our 2000 Stock Option and Incentive Plan.

As a matter of practice, most stock options issued under our 2000 Stock Option and Incentive Plan were issued as incentive stock options, subject to the volume limitations contained in the Internal Revenue Code, and subject to a four-year vesting period, with 25% of the total award vesting after one year and the remainder vesting in equal monthly installments each month thereafter for 36 months. Additionally, most of the stock options granted under our 2000 Stock Option and Incentive Plan, including all stock options issued prior to December 20, 2006, allow for the exercise of unvested options at any time after the options were issued, provided that the vesting terms will continue to apply to the shares acquired upon such an exercise and any unvested shares will be subject to repurchase by us at the exercise price paid to acquire the shares. After termination of an optionee, he or she may exercise his or her vested options for the period of time stated in the stock option agreement issued under our 2000 Stock Option and Incentive Plan. Generally, if termination is due to death or disability, the vested options will remain exercisable for 180 days; if termination is for cause, the options may no longer be exercised; and, in all other cases, the vested options will remain exercisable for three months. In addition, each stock option we have granted under our 2000 Stock Option and Incentive Plan generally expires ten years after the issuance of such option, regardless of whether the optionee has been terminated.

2007 Stock Option and Incentive Plan

Background.    Our 2007 Stock Option and Incentive Plan was adopted by our Board of Directors and approved by our stockholders in April 2007. At the annual meeting of stockholders held on May 8, 2008, our stockholders approved an amendment to our 2007 Stock Option and Incentive Plan to increase the aggregate number of shares of our common stock authorized for issuance by 600,000 shares.

Administration.    The Compensation Committee of our Board of Directors is responsible for administering our 2007 Stock Option and Incentive Plan. Under our 2007 Stock Option and Incentive Plan, the plan administrator has the power to determine the terms of the awards, including the officers, employees, non-employee directors and key persons (including consultants and prospective employees) who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of awards and the form of consideration payable upon exercise of an option.

Eligibility.    All of our officers, employees, non-employee directors and key persons (including consultants and prospective employees) are eligible to be granted awards under our 2007 Stock Option and Incentive Plan.

Number of Shares Available for Issuance.    The maximum number of shares of our common stock that are authorized for issuance under our 2007 Stock Option and Incentive Plan currently is 4,760,000 shares, which amount includes an increase on January 1, 2012 by 725,000 additional shares. In addition, each share of deferred stock, restricted stock, unrestricted stock or performance shares awarded under the 2007 Stock Option and Incentive Plan will count as 1.5 shares against the total pool of shares available for issuance under the plan. Shares issued under the 2007 Stock Option and Incentive Plan may be authorized but unissued shares or shares reacquired by us. Any shares subject to awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of shares or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the 2007 Stock Option and Incentive Plan. Upon the occurrence of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the plan administrator will make an appropriate or proportionate adjustment in the shares reserved for issuance under, and the number of shares or exercise price applicable to any award which will remain outstanding under, the 2007 Stock Option and Incentive Plan.

Types of Awards.    The plan administrator may grant the following types of awards under our 2007 Stock Option and Incentive Plan: stock options; stock appreciation rights; deferred stock awards; restricted stock; unrestricted stock; cash based awards; performance share awards; or dividend equivalent rights. Stock options awarded under our 2007 Stock Option and Incentive Plan may be nonqualified stock options or incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. With the exception of incentive stock options, the plan administrator may grant, from time to time, any of the types of awards under our 2007 Stock Option and Incentive Plan to our officers, employees, non-employee directors and key persons (including consultants and prospective employees). Incentive stock options may only be granted to our employees.

Stock Options.    A stock option is the right to acquire shares of our common stock at a fixed price for a fixed period of time and generally is subject to a vesting requirement. We typically grant options subject to a four-year vesting period, with 25% of the total award vesting after one year and the remainder vesting in equal quarterly installments each quarter thereafter for 12 quarters. In the event we are acquired or are otherwise subject to a change in control, all of the outstanding options granted under our 2007 Stock Option and Incentive Plan will become fully vested. A stock option will be in the form of a nonqualified stock option or an incentive stock option. The exercise price is set by the plan administrator, which is our Board of Directors or our Compensation Committee, but cannot be less than 100% of the fair market value of our common stock on the date of grant, or, in the case of incentive stock options granted to an employee who owns 10% or more of total combined voting power of our common stock, or a 10% owner, the exercise price cannot be less than 110% of the fair market value of our common stock on the date of grant. The term of a stock option may not exceed ten years (or five years in the case of incentive stock options granted to a 10% owner). After an optionee’s employment with us is terminated, he or she may exercise his or her vested options for the period of time stated in the stock option agreement. Generally, if termination is due to death or disability, any outstanding stock options become fully vested, and will remain exercisable for 12 months; if termination is for cause, the options may no longer be exercised; and, in all other cases, the vested options will remain exercisable for three months. However, an option may not be exercised later than its expiration date.

Restricted Stock Units.    RSUs are contractual rights to receive shares of our common stock when and if the RSUs vest. The RSUs awarded to our named executive officers in 2011 vest, subject to continued employment with the Company, in equal annual installments on each of the first three anniversaries of their date of grant. For federal income tax purposes, the executive will generally be deemed to have received compensation income on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will be entitled to a tax deduction for such amount as compensation expense.

Amendment and Discontinuance; Term.    Our Board of Directors may at any time amend or discontinue our 2007 Stock Option and Incentive Plan, and the plan administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action will adversely affect rights under any outstanding awards without the holder’s consent. To the extent required by applicable laws or rules, plan amendments may be subject to stockholder approval. Unless terminated earlier, our 2007 Stock Option and Incentive Plan will expire on the tenth anniversary of its effective date.

2007 Employee Stock Purchase Plan

Our 2007 Employee Stock Purchase Plan was adopted by our Board of Directors and approved by our stockholders in April 2007 and became effective upon the closing of our initial public offering in May 2007.

Our 2007 Employee Stock Purchase Plan authorizes the issuance of up to a total of 380,000 shares of our common stock to participating employees.

All of our employees who have been employed by us for at least six months and whose customary employment is for more than 20 hours a week are eligible to participate in our 2007 Employee Stock Purchase Plan. Any employee who owns 5% or more of the voting power or value of our stock is not eligible to purchase shares under our 2007 Employee Stock Purchase Plan.

We will make one or more offerings each year to our employees to purchase stock under our 2007 Employee Stock Purchase Plan. The first offering began on the date of the closing of our initial public offering and ended on December 31, 2007. Subsequent offerings generally start on each January 1 and July 1 and continue for six-month periods, referred to as offering periods.

Each employee who is a participant in our 2007 Employee Stock Purchase Plan may purchase shares by authorizing payroll deductions of up to 10% of his or her cash compensation during an offering period. Unless the participating employee has previously withdrawn from the offering, his or her accumulated payroll deductions will be used to purchase common stock on the last business day of the offering period at a price equal to 85% of the fair market value of the common stock on the last day of the offering period. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock, valued at the start of the purchase period, under our 2007 Employee Stock Purchase Plan in any calendar year.

The accumulated payroll deductions of any employee who is not a participant on the last day of an offering period will be refunded. An employee’s rights under our 2007 Employee Stock Purchase Plan terminate upon voluntary withdrawal from the plan or when the employee ceases employment for any reason.

Our 2007 Employee Stock Purchase Plan may be terminated or amended by our Board of Directors at any time. An amendment that increases the number of shares of our common stock that is authorized under our 2007 Employee Stock Purchase Plan and certain other amendments require the approval of our stockholders.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2011 for each of the named executive officers.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Duane DeSisto	77,765	(3)	—	2.500	2/23/2014	—		—	—	—
	267,762	(3)	—	3.600	2/9/2015	—		—	—	—
	46,875	(4)	3,125	15.090	3/12/2018	—		—	—	—
	21,875	(4)	3,125	18.750	5/8/2018	—		—	—	—
	68,750	(4)	31,250	6.830	2/26/2019	—		—	—	—
	17,500	(4)	22,500	15.160	3/1/2020	—		—	—	—
	—	(4)	40,000	17.490	3/1/2021	—		—	—	—
	—		—	—	—	26,667	(5)	502,140	—	—
	—		—	—	—	40,000	(5)	753,200	—	—
Brian Roberts	123,750	(4)	56,250	5.110	3/5/2019	—		—	—	—
	10,500	(4)	13,500	15.160	3/1/2020	—		—	—	—
	—	(4)	24,000	17.490	3/1/2021	—		—	—	—
	—		—	—	—	16,000	(5)	301,280	—	—
	—		—	—	—	7,500	(6)	141,225	—	—
	—		—	—	—	24,000	(5)	451,920	—	—
Charles Liamos	19,035	(7)	—	4.860	12/9/2015	—		—	—	—
	3,810	(7)	—	18.750	5/8/2018	—		—	—	—
	6,000	(7)	2,000	7.060	7/30/2019	—		—	—	—
	2,000	(7)	2,000	14.480	6/1/2020	—		—	—	—
	50,000	(4)	150,000	15.820	1/10/2021	—		—	—	—
	—		—	—	—	2,000	(5)	37,660	—	—
	—		—	—	—	66,667	(6)	1,255,340	—	—
Peter Devlin	41,250	(4)	78,750	8.300	8/17/2019	—		—	—	—
	8,750	(4)	11,250	15.160	3/1/2020	—		—	—	—
	—		20,000	17.490	3/1/2021	—		—	—	—
	—		—	—	—	13,334	(5)	251,079	—	—
	—		—	—	—	20,000	(5)	376,600	—	—
R. Anthony Diehl	9,831	(4)	—	3.600	5/4/2015	—		—	—	—
	23,437	(4)	1,563	15.090	3/12/2018	—		—	—	—
	27,500	(4)	12,500	6.830	2/26/2019	—		—	—	—
	7,000	(4)	9,000	15.160	3/1/2020	—		—	—	—
	—	(4)	18,000	17.490	3/1/2021	—		—	—	—
	—		—	—	—	10,667	(5)	200,860	—	—
	—		—	—	—	18,000	(5)	338,940	—	—

(1)	The expiration date for all options is the date that is ten years after the grant date. See “— Potential Payments Upon Termination or Change-in-Control” for a description of the acceleration provisions upon termination or change-in-control.

(2)	Based on a per share price of $18.83, which was the closing price per share of our common stock on the last business day of the year ended December 31, 2011.

(3)	This option is subject to a four-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal monthly installments each month thereafter for 36 months, subject to continued employment.

(4)	This option is subject to a four-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal quarterly installments for each quarter thereafter for 12 quarters, subject to continued employment.

(5)	This restricted stock unit award is subject to a three-year vesting period, with 33% of the total award vesting one year after the grant date and the remainder vesting in equal annual installments for the next two years, subject to continued employment.

(6)	This restricted stock unit award is subject to a three-year vesting period, with 33% of the total award vesting on December 31, 2011, and the remainder vesting in equal annual installments for the next two years, subject to continued employment.

(7)	This option is subject to a three-year vesting period, with 50% of the total award vesting one year after the grant date and the remainder vesting in equal annual installments for the next two years, subject to continued service as a director.

Option Exercises and Stock Vested

The following table shows information regarding option exercises and vesting of stock awards during the year ended December 31, 2011 under our equity incentive plans and the corresponding amounts realized by each named executive officer.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Duane DeSisto	168,500	2,913,591	13,333	233,194
Brian Roberts	—	—	15,500	281,145
Charles Liamos	—	—	35,333	668,460
Peter Devlin	60,000	642,300	6,666	116,588
R. Anthony Diehl	—	—	5,333	93,274

(1)	The aggregate dollar amount realized upon exercise of the options is calculated based on the difference between the market price for our common stock on The Nasdaq Global Market on the date of exercise and the exercise price of such options.

(2)	The aggregate dollar amount realized upon vesting of the RSUs is calculated based on the market price for our common stock on The Nasdaq Global Market on the vesting date.

Potential Payments Upon Termination or Change-in-Control

During 2008, all pre-existing employment agreements with our named executive officers expired, or were terminated, and were replaced on May 8, 2008 with the Executive Severance Plan, which was amended and restated on November 14, 2008 and further amended on December 16, 2010. The Amended and Restated Executive Severance Plan provides for certain severance and change of control benefits to all of our executive officers.

In the event that any of our named executive officers’ employment is terminated by us without “cause”, the executive officer resigns for “good reason” or the executive officer is terminated as a result of a “change in control”, each as defined in the Amended and Restated Executive Severance Plan, he will be entitled to 12 months of their base salary with the exception of Mr. DeSisto who will be entitled to 24 months of his base salary. If the named executive officer’s employment is terminated prior to a change of control, such amounts are payable over 12 months (24 months in the case of Mr. DeSisto). If the named executive officer’s employment is terminated after a change of control, such amounts are payable in a lump sum. Additionally, these named executive officers will be entitled to a pro-rata bonus, continued health, dental and life insurance coverage, reimbursement for outplacement services not to exceed $15,000 provided that such expenses are incurred by the executive within twelve months of the termination, and payment for any accrued and unused vacation time. Notwithstanding the foregoing, our obligation to make these severance payments to any of these named executive officers is subject to the executive’s delivery of a release of claims in favor of the Company and that executive’s continued compliance with the confidentiality, non-compete and non-solicitation obligations under his or her non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us. We agreed to provide severance payments to these executives in these circumstances based on the terms of the Amended and Restated Executive Severance Plan in order to provide a total compensation package that we believed to be competitive.

“Cause” means any of the following: the failure or refusal of the named executive officer to render services to us in connection with the performance of his or her duties; disloyalty, gross negligence, dishonesty or breach of fiduciary duty or breach of the other agreements executed in connection therewith; the commission by the named executive officer of an act of fraud, embezzlement or disregard of our rules or policies or the commission by the named executive officer of any other action which injures us; acts which, in the judgment of our Board of Directors, would tend to generate adverse publicity toward us; the commission, or plea of nolo contendere, by the named executive officer of a felony; the commission of an act which constitutes unfair competition with us or which induces any of our customers to breach a contract with us; or a breach by the named executive officer of the terms of the non-competition and non-solicitation agreement or the employee non-disclosure and developments agreement between us and the named executive officer.

“Good Reason” means any of the following: material diminution in the named executive officer’s responsibilities, authority or duties; a material reduction in the named executive officer’s base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees; the relocation of the office at which the named executive officer is principally employed to a location more than 50 miles from such office.

We are not obligated to pay any tax gross-ups or similar amounts to the named executive officers with respect to amounts payable to them under the Amended and Restated Executive Severance Plan. Amounts payable to our named executive officers under the Amended and Restated Executive Severance Plan will be reduced to an amount that would cause such officer to not be subject to any excise tax under Section 4999 of the Internal Revenue Code, to the extent such officer would benefit on a net after-tax basis by doing so.

If any of our named executive officers had been terminated without cause on December 31, 2011, the approximate value of the severance benefits, assuming no unused vacation time, under the Amended and Restated Executive Severance Plan would have been as follows: Mr. DeSisto — $857,596; Mr. Roberts — $339,496; Mr. Liamos — $381,496; Mr. Devlin — $322,496; and Mr. Diehl — $280,496. Also, any remaining unvested options granted to such named executive officer under the 2000 Stock Option and Incentive Plan and options granted under the 2007 Stock Option and Incentive Plan would have ceased vesting on that date.

If any of our named executive officers had been terminated for “cause” or if such named executive officer had terminated their employment for any other reason than “good reason”, the approximate value of the severance benefits, assuming no unused vacation time, under the Amended and Restated Executive Severance Plan for the named officers would have been $0. Also, any remaining unvested options granted to such named executive officer under the 2000 Stock Option and Incentive Plan and the 2007 Stock Option and Incentive Plan would have ceased vesting on that date.

Upon a “change-in-control,” a named executive officer will be entitled to accelerated vesting for 50% of any remaining unvested options granted under the 2000 Stock Option and Incentive Plan and 100% of any unvested options granted under the 2007 Stock Option and Incentive Plan. Further, in the event that, within 12 months following a change-in-control, a named executive officer’s employment is terminated without cause, he or she experiences a material negative change in his or her compensation or responsibilities or he or she is required to be based at a location more than 50 miles from his or her current work location, any remaining unvested options granted under the 2000 Stock Option and Incentive Plan will become fully vested. “Change-in-control” means any of the following: a sale or other disposition of all or substantially all of our assets; or a merger or consolidation after which our voting securities outstanding immediately before the transaction cease to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction. We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change-in-control transactions typically represent events where our stockholders are realizing the value of their equity interests in our Company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change-in-control transaction. We believe that this acceleration of vesting will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.

If a change-in-control had occurred on December 31, 2011, the value of 50% of any then unvested options granted under the 2000 Stock Option and Incentive Plan and the value of 100% of any then unvested options granted under the 2007 Stock Option and Incentive Plan, in each case that would vest as a result of such change-in-control, for each named executive officer, calculated based on the spread between the exercise price of the unvested options and $18.83, which was the closing price for our common stock on The Nasdaq Global Market on December 31, 2011, would have been approximately as follows: Mr. DeSisto — $1,778,452; Mr. Roberts — $1,747,880; Mr. Liamos — $1,776,740; Mr. Devlin — $1,525,004; and Mr. Diehl — $752,795.

If a change-in-control had occurred on December 31, 2011 and on that date each named executive officer had been terminated without cause, experienced a material negative change in his or her compensation or responsibilities or was required to be based at a location more than 50 miles from his or her current work location, the value of 100% of any then unvested options granted under the 2000 Stock Option and Incentive Plan and the 2007 Stock Option and Incentive Plan, in each case that would vest as a result of such change-in-control and such termination or other circumstance, for each named executive officer, calculated based on the spread between the exercise price of the unvested options and $18.83, which was the closing price for our common stock on The Nasdaq Global Market on December 31, 2011, would have been approximately as follows: Mr. DeSisto — $1,778,452; Mr. Roberts — $1,747,880; Mr. Liamos — $1,776,740; Mr. Devlin — $1,525,004; and Mr. Diehl — $752,795.

Director Compensation

Our Board of Directors approved the following compensation policy for all of our non-employee directors:

•	an annual retainer of $35,000;

•	an additional annual retainer of $10,000 to each of the Lead Director and Audit Committee chairman;

•	an additional annual retainer of $6,000 to each of the Compensation Committee chairperson and Nominating and Corporate Governance Committee chairman;

•	an additional annual retainer of $7,500 to each of the audit committee members, including the chair of the Audit Committee;

•

an additional annual retainer of $5,000 to each of the Compensation Committee and Nominating and Corporate Governance committee members, including the chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee;

•	upon initial election to our Board of Directors, a grant of an option to purchase 25,000 shares of our common stock; and

•	an annual grant of an option to purchase 4,000 shares of our common stock and 4,000 RSUs, such grant to be made effective on the third business day following our annual stockholders meeting.

All options granted to non-employee directors will have an exercise price equal to the closing price of our common stock on the date of grant and will vest 50% on the first anniversary of the grant date and 25% on each of the second and third such anniversaries, subject to continued service as a director. All RSUs granted to non-employee directors awarded in 2011 vest, subject to continued service as a director, in equal annual installments on each of the first three anniversaries of their date of grant. For federal income tax purposes, the director will generally be deemed to have received compensation income on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will be entitled to a tax deduction for such amount as compensation expense.

The following table sets forth certain information with respect to our directors’ compensation during the year ended December 31, 2011.

2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Steve Sobieski	$52,500	$83,600	$55,070	$191,170
Regina Sommer	51,000	83,600	55,070	189,670
Charles Liamos(2)	4,570	—	—	4,570
Joseph Zakrzewski	40,000	83,600	55,070	178,670
Ross Jaffe, M.D.	47,500	83,600	55,070	186,170
Sally Crawford	68,558	83,600	55,070	177,228
Daniel Levangie(3)	4,140	—	240,498	244,637

(1)	These amounts are based on the grant date fair value of the stock awards and the option awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. These amounts do not represent the actual amounts paid to or realized by directors for these awards during the year ended December 31, 2011. As of December 31, 2011, our non-employee directors held options to purchase shares of our common stock and unvested RSUs that had been granted by us as director compensation representing the following number of shares of our common stock: Ms. Crawford — 36,000 stock options and 6,000 RSUs; Dr. Jaffe — 19,810 stock options and 6,000 RSUs; Mr. Sobieski — 38,845 stock options and 6,000 RSUs; Ms. Sommer — 36,000 stock options and 6,000 RSUs; Mr. Zakrzewski — 36,000 stock options and 6,000 RSUs and Mr. Levangie — 25,000 stock options.

(2)	Mr. Liamos was hired as our Chief Operating Officer effective January 10, 2011. As a result, effective January 2011 he was no longer compensated as a director.

(3)	Mr. Levangie was appointed to the Board of Directors effective October 2011.

In addition to the compensation described above, we also reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any committees thereof.

PROPOSAL 2

APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF CERTAIN

EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. This is commonly known as a “say-on-pay” vote. Based on the most recent determination by the Company’s Board of Directors, the Company will include this non-binding, advisory vote in its Proxy Statement each year for at least the next five years. At the Annual Meeting, the Company is presenting to shareholders the following non-binding, advisory resolution on the approval of the compensation of the named executive officers:

“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.”

The compensation of the Company’s named executive officers that is the subject of the foregoing resolution is the compensation disclosed in the sections titled “Compensation Discussion and Analysis,” “Executive Compensation,” “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year End,” “Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change-in-Control.” You are encouraged to carefully review these sections.

The section of this Proxy Statement titled “Compensation Discussion and Analysis” includes a detailed discussion of each of the following as it relates to the Company’s named executive officers:

•	the objectives of the Company’s compensation programs;

•	what the Company’s compensation programs are designed to reward;

•	each element of compensation;

•	why the Company chooses to pay each element of compensation;

•	how the Company determines the amount (and, where applicable, the formula) for each element to pay; and

•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.

The Board of Directors unanimously recommends that shareholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its named executive officers as articulated in the “Compensation Discussion and Analysis” section.

Vote Required; Effect of Vote

The approval of the resolution in this Proposal 2 requires that a majority of the shares voting on this Proposal 2 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.

The resolution that is the subject of this Proposal 2 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the Company’s named executive officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s named executive officers.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2007 STOCK OPTION

AND INCENTIVE PLAN

Proposal

Our Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On February 1, 2012, our Board of Directors approved an amendment to the Amended and Restated 2007 Stock Option and Incentive Plan (as amended, the “2007 Plan”), subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the 2007 Plan by 3,775,000 shares to 8,535,000 shares of common stock. This amendment was designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. At the same time, our Board of Directors approved certain other changes to the 2007 Plan as described below. A copy of the 2007 Plan (as amended by the proposed amendment) is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Material Features of Plan and Summary of Amendments

The material features of the 2007 Plan as proposed to be amended are:

•	The maximum number of shares of common stock to be issued under the 2007 Plan is increased to 8,535,000 shares;

•	The evergreen feature, which automatically added shares to the 2007 Plan each year, has been removed;

•

The method by which shares subject to previously granted awards are added back to the 2007 Plan has been revised so that the only shares added back to the 2007 Plan are those subject to awards that are forfeited, canceled or otherwise terminated. The following shares shall not be added back to the 2007 Plan: (i) shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof.

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, deferred stock awards, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

•

Grants of “full-value” awards are deemed, for purposes of determining the number of shares available for future grants under the 2007 Plan, as an award for 1.5 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

•	Minimum vesting periods are required for grants of restricted stock, deferred stock awards and performance share awards;

•

Any material amendment to the 2007 Plan, such as an increase in authorized shares or the repricing (either through cancelation and regrant or by cash repurchases) of any stock option or stock appreciation right, is subject to approval by our stockholders; and

•	The term of the 2007 Plan will now expire on May 2, 2022.

Based solely on the closing price of our common stock as reported by The Nasdaq Global Market on March 16, 2012 and the maximum number of shares that would have been available for awards as of such date taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the 2007 Plan is $170,529,300. The shares we issue under the 2007 Plan will be authorized but unissued shares or shares that we reacquire.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2007 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2007 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the stock; (4) economic value-added; (5) sales or revenue; (6) acquisitions or strategic transactions; (7) operating income (loss); (8) cash flow (including, but not limited to, operating cash flow and free cash flow); (9) return on capital, assets, equity, or investment; (10) stockholder returns; (11) return on sales; (12) gross or net profit levels; (13) productivity; (14) expenses; (15) margins; (16) operating efficiency; (17) customer satisfaction; (18) working capital; (19) earnings (loss) per share of common stock; (20) sales or market shares; (21) number of customers; and (22) establishing contractual relationships, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and which may be applied to the Company as a whole or to a unit, division, group or subsidiary. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,145,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,145,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $3,000,000 for any performance cycle.

Summary of the 2007 Plan

The following description of certain features of the 2007 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2007 Plan that is attached hereto as Appendix A.

Plan Administration.    The 2007 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility.    Persons eligible to participate in the 2007 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 563 individuals are currently eligible to participate in the 2007 Plan, which includes 6 executive officers, 551 employees who are not executive officers, and 6 non-employee directors.

Effect of Awards.    For purposes of determining the number of shares of common stock available for issuance under the 2007 Plan, the grant of any “full value” award, such as a restricted stock award, deferred stock award, unrestricted stock award or performance share will be counted as 1.5 shares for each share of common stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share for each share of common stock actually subject to the award.

Stock Options.    The 2007 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2007 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose is determined by reference to the reported price of the shares of common stock on The Nasdaq Global Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure, absent stockholder approval.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2007 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. No more than 8,535,000 shares may be issued in the form of incentive stock options under the 2007 Plan.

Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is equal to the fair market value of the common stock on the date of grant.

Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified restricted period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Deferred Stock Awards.    The Compensation Committee may award deferred stock awards or restricted stock units to any participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock that are free from any restrictions under the 2007 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine. Except in the case of retirement, death, disability or a change in control, these awards granted to employees will have a vesting period of at least one year.

Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock.

Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the 2007 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions.    The 2007 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2007 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Committee’s discretion. In addition, in the case of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc.    The 2007 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2007 Plan, to certain limits in the 2007 Plan, and to any outstanding awards to reflect stock dividends, stock splits, reorganizations and similar events.

Tax Withholding.    Participants in the 2007 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting or settlement of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise, settlement or vesting of an award.

Amendments and Termination.    The Board may at any time amend or discontinue the 2007 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the 2007 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2007 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2007 Plan.    The Board originally adopted the 2007 Plan on April 12, 2007 and approved the most recent amendment to the 2007 Plan on February 1, 2012. The amendment to increase the number of authorized shares under the 2007 Plan becomes effective on the date it is approved by stockholders. No awards may be granted under the 2007 Plan after the date that is ten years from the date of most recent stockholder approval. If the proposed amendment to the 2007 Plan is not approved by stockholders, the 2007 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the 2007 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2007 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2007 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2011: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price ($)	Number (#)	Dollar Value ($)	Number (#)
Duane DeSisto, President and Chief Executive Officer	17.49	40,000	699,600	40,000
Brian Roberts, Chief Financial Officer	17.49	24,000	682,110	39,000
Charles Liamos, Chief Operating Officer	15.82	200,000	1,582,000	100,000
Peter Devlin, Chief Commercial Officer	17.49	20,000	349,800	20,000
R. Anthony Diehl, General Counsel and Secretary	17.49	18,000	314,820	18,000
All current executive officers, as a group	16.41	310,000	3,768,250	225,000
All current directors who are not executive officers, as a group	17.70	45,000	418,000	20,000
All current employees who are not executive officers, as a group	18.64	316,250	4,168,645	219,200

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2007 Plan. It does not describe all federal tax consequences under the 2007 Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the 2007 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, settled, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.    Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2007 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2007 Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2007 Plan.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2007 STOCK OPTION AND INCENTIVE PLAN.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of the 2007 Plan, the 2000 Stock Option and Incentive Plan and 2007 Employee Stock Purchase Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,577,343	$11.52	669,707
Equity compensation plans not approved by security holders(2)	300,000	$6.39	—

Total	2,877,343	$10.99	669,707	(3)

(1)	Includes our 2007 Stock Option and Incentive Plan and our 2000 Stock Option and Incentive Plan.

(2)

Consists of two inducement grants of 180,000 shares each to Brian Roberts and Peter Devlin (60,000 of which were exercised during the year ended December 31, 2011) upon being hired by us in March 2009 and August 2009, respectively. These non-qualified stock option awards were granted outside of our 2007 Stock

Option and Incentive Plan in compliance with Nasdaq Listing Rule 5635, but have similar vesting terms to those stock option awards typically granted under our 2007 Stock Option and Incentive Plan.

(3)	The maximum number of shares of our common stock that remain available for future issuance under our 2007 Stock Option and Incentive Plan as of December 31, 2011 is 669,707 shares, which includes an increase of 725,000 on January 1, 2011. The amount was increased on January 1, 2012 by 725,000 additional shares.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Steven Sobieski (Chairman), Regina Sommer and Sally Crawford. None of the members of the Audit Committee is an officer or employee of the Company. Mr. Sobieski, Ms. Sommer and Ms. Crawford are each “independent” for Audit Committee purposes under the applicable rules of Nasdaq and the SEC. Ms. Sommer and Mr. Sobieski are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2011, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young LLP with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Steven Sobieski (Chairman)

Regina Sommer

Sally Crawford

MATTERS CONCERNING OUR INDEPENDENT AUDITORS

The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company in the fiscal year ended December 31, 2011 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in 2011 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young LLP, see “Management — Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

The Company expects that a representative of Ernst & Young LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young LLP

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company for the fiscal years ended December 31, 2010 and 2011.

	Fiscal Year Ended December 31,
	2010	2011
Audit Fees	$901,289	$1,204,390
Audit-Related Fees	—	81,786
Tax Fees	53,000	96,000
All Other Fees	1,500	1,995
Total	$955,789	$1,384,171

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory audits required in regulatory filings.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance.

All Other Fees

Other Fees for the years ended December 31, 2010 and 2011 consist of fees for using the on-line accounting research tools of Ernst & Young, LLP.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since December 2002. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s stockholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

STOCKHOLDER PROPOSALS

Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2013 Annual Meeting of Stockholders must ensure that their proposal is received by the Company no later than December 3, 2012 at the Company’s principal executive offices at 9 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2013 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company at its principal executive offices no later than February 1, 2013 and no earlier than January 2, 2013. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Appendix A

INSULET CORPORATION

SECOND AMENDED AND RESTATED

2007 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Insulet Corporation Second Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Insulet Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award of phantom stock units to a grantee.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Excepted Award” means (i) any Restricted Stock Award, Deferred Stock Award or Performance Share Award with a vesting period that does not meet the limitations relating to the Minimum Vesting Period set forth in Section 7(d), 8(a) or 11(a), as applicable, (ii) any Unrestricted Stock Award and (iii) any Award with respect to which the Administrator has accelerated, waived or lapsed the vesting restrictions in a manner not otherwise permitted in an Award that does not constitute an Excepted Award.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations, provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Full Value Award” means Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Minimum Vesting Period” means, for an Award, the time period beginning on the date of grant of such Award and ending on (i) in the case of Awards with conditions or restrictions relating to the attainment of performance goals, the date that is one (1) year after the date of grant of such Award, or (ii) in the case of all other Awards, the date that is three (3) years after the date of grant of such Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-based Award” means any Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, establishing contractual relationships, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency (including budgeted spending limits), customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers (including obtaining, retaining and/or supporting a number of customers), any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and/or for financial measures may be based on numbers calculated in accordance with U.S. financially accepted accounting principles or on an as adjusted basis.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-based Award. Each period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan.    The Plan shall be administered by the Administrator, provided that any Awards granted to Non-Employee Directors under the Plan (other than awards granted as part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement) shall be administered by the Compensation Committee of the Board or a similar committee comprised of not less than two Non-Employee Directors who are independent; provided further that any grants of such Awards may be made subject to the approval of the Board to the extent deemed advisable for legal or regulatory reasons.

(b) Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

Notwithstanding the foregoing, the Administrator may only accelerate, waive or lapse the vesting restrictions on any Award (other than a Cash-based Award that is paid in cash or an Excepted Award) granted under the Plan upon (i) the Award recipient’s death, disability or retirement or (ii) a change of control of the Company; provided that the foregoing will not limit the power and authority of the Administrator:

(A) to provide for, in any Award Agreement, the automatic acceleration, waiver or lapse of the vesting restrictions applicable to that Award upon the termination of the Award recipient’s employment or other service relationship with the Company or any of its Subsidiaries; or

(B) to accelerate, waive or lapse the restrictions on any Restricted Stock Award, Deferred Stock Award or Performance Share Award after the Minimum Vesting Period applicable to such Award has expired; or

(C) to enter into an employment agreement or other severance agreement or program outside of the Plan that provides for the automatic acceleration, waiver or lapse of any vesting restrictions applicable to an Award upon the termination of that Award recipient’s employment or other service relationship with the Company, provided that such agreement or program is not entered into in connection with such termination.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Options.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to officers and employees who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees; provided that such delegation may only relate to Awards other than Options to the extent that the Chief Executive Officer is also a director of the Company (in which case such delegation shall constitute the delegation to a committee of the Board comprised of one director). Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, if applicable, and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

(e) Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION	3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.

(i) General.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 8,535,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The following shares shall not be added back to the shares of Stock available for issuance under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that the number of shares that may be issued in the form of Incentive Stock Options shall not exceed 8,535,000 shares. Stock Options or Stock Appreciation Rights with respect to no more than 1,145,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Notwithstanding the foregoing, the aggregate number of shares of Stock subject to Excepted Awards may not exceed 10% of the aggregate number of shares of Stock authorized under the Plan.

(ii) Effect of Awards.    The grant of any Full Value Award shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a)(i), to be an Award for 1.5 shares of Stock for each such share actually subject to such Full Value Award. The grant of any Award that is not a Full Value Award shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a)(i), as an Award for one share of Stock for each such share actually subject to the Award.

(b) Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity.

Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

(d) Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms and Conditions of Stock Options.    The Administrator in its discretion may grant Stock Options to eligible employees, Non-Employee Directors and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. To the extent permitted by Section 2(b), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the Stock Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option).

(b) Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii) No Stock Appreciation Right granted independently of a Stock Option shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7.  RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.    Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The vesting period for a Restricted Stock Award, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period, (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b). Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.  DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock. The vesting period for a Deferred Stock Award, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period, (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b).

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s right in all

Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.  CASH-BASED AWARDS

(a) Grant of Cash-based Awards.    The Administrator may, in its sole discretion, grant Cash-based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-based Award, the amount of cash to which the Cash-based Award pertains, the conditions upon which the Cash-based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.  PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, and such other limitations and conditions as the Administrator shall determine. The vesting period for a Performance Share Award, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period, (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b).

(b) Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

(c) Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The vesting period for each Performance-based Award, other than an Excepted Award, in the form of a Restricted Stock Award, Deferred Stock Award or Per-

formance Share Award must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period, (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b). The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-based Award granted to a Covered Employee. Each Performance-based Award shall comply with the provisions set forth below.

(b) Grant of Performance-based Awards.    With respect to each Performance-based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.    The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,145,000 shares (subject to adjustment as provided in Section 3(b) hereof) or $3,000,000 in the case of a Performance-based Award that is a Cash-based Award.

SECTION 13.  DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.

(b) Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.  TRANSFERABILITY OF AWARDS

(a) Transferability.    Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Deferred Stock Awards) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member.    For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.  TAX WITHHOLDING

(a) Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.  SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and require-

ments as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through either cancellation and re-grants, or by repurchasing for cash Stock Options or Stock Appreciation Rights that have exercise prices higher than Fair Market Value. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 19.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.  GENERAL PROVISIONS

(a) No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that an individual make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE PLAN APPROVED BY BOARD OF DIRECTORS: April 12, 2007

DATE PLAN APPROVED BY STOCKHOLDERS: April 27, 2007

DATE SHARE INCREASE APPROVED BY BOARD: March 27, 2008

DATE SHARE INCREASE APPROVED BY SHAREHOLDERS: May 8, 2008

DATE AMENDED AND RESTATED PLAN APPROVED BY BOARD: August 7, 2008

DATE AMENDED AND RESTATED PLAN INCLUDING SHARE INCREASE APPROVED BY BOARD: February 1, 2012

DATE AMENDED AND RESTATED PLAN INCLUDING SHARE INCREASE APPROVED BY SHAREHOLDERS:                     , 2012

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 1, 2012.

Vote by Internet • Go to www.investorvote.com/PODD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the director nominees and FOR Proposals 2, 3 and 4.

1.	Election of Class II Directors:	For	Withhold				For	Withhold			+
	01 - Charles Liamos	☐	☐	02 - Daniel Levangie			☐	☐
* Each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal.

				For	Against	Abstain			For	Against	Abstain
2.	To approve, on a non-binding, advisory basis, the compensation of certain executive officers.			☐	☐	☐	3.	To approve an amendment to the Company’s Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 3,775,000 shares.	☐	☐	☐
4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+

01G5JD

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Insulet Corporation

Notice of 2012 Annual Meeting of Stockholders

Goodwin Procter LLP

Second Floor Conference Center

Exchange Place

53 State Street

Boston, MA 02109

Proxy Solicited by Board of Directors for Annual Meeting — May 2, 2012 at 8:30 a.m.

Duane DeSisto and R. Anthony Diehl, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Insulet Corporation to be held on May 2, 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the director nominees, and FOR Proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Items to be voted appear on reverse side.)